EXHIBIT 99.1
                                                                  ------------

P R E S S   R E L E A S E
-------------------------------------------------------------------------------

             CLARKE AMERICAN ANNOUNCES THIRD QUARTER 2006 RESULTS

-------------------------------------------------------------------------------

      SAN ANTONIO, TX - November 7, 2006 - Clarke American Corp. ("Clarke American") today reported results for the third quarter and nine months ended September 30, 2006 in its quarterly report filed with the SEC on Form 10-Q. Clarke American's financial results for the quarter are also included in the quarterly report filed with the SEC today on Form 10-Q by M & F Worldwide Corp. (NYSE: MFW), which is the indirect parent company of Clarke American. For more information about the business of M & F Worldwide and Clarke American, please see their other filings with the SEC, including Clarke American's prospectus filed on May 2, 2006 and M & F Worldwide's Annual Report on Form 10-K for the year ended December 31, 2005.

      For the three months ended September 30, 2006, Clarke American's consolidated revenues were $155.3 million, compared with $158.6 million in the three months of 2005. This decrease was primarily due to a decrease in unit volume, substantially offset by an increase in revenues per unit. Clarke American's net income(1) decreased to $7.3 million from $12.3 million in the three months of 2005. The decrease in net income was primarily due to increased interest expense and expenses that resulted from the purchase accounting adjustments (primarily depreciation and amortization) related to Clarke American being acquired by M & F Worldwide. Adjusted EBITDA(2) increased 0.8% to $37.5 million, compared to $37.2 million in the three months of 2005. Adjusted EBITDA is a non-GAAP measure that is defined in the footnotes to this release and which is reconciled to net income, the most directly comparable GAAP measure, in the accompanying financial tables.

      For the nine months ended September 30, 2006, Clarke American's consolidated revenues increased to $474.4 million, compared with $465.8 million in the nine months pro forma 2005 period. Net income decreased to $17.6 million from $30.2 million in the nine months pro forma 2005 period. Adjusted EBITDA increased 8.5% to $113.3 million, compared to $104.4 million in the nine months pro forma 2005 period.

      Revenues from the Financial Institution division were $130.6 million in the three months ended September 30, 2006, compared to $134.2 million in the three months of 2005. This was attributable to a decrease in unit volume, partially offset by an increase in revenue per unit. Operating income increased 3.1% to $20.0 million, compared to $19.4 million in the three months of 2005.

      Revenues from the Direct to Consumer division increased 1.2% to $24.7 million in the three months ended September 30, 2006, compared to $24.4 million in the three months of 2005. This improvement was driven by an increase in revenue per unit, partially offset by a decline in unit volume. Operating income increased to $2.5 million, compared to $1.6 million in the three months of 2005.

      For the nine months ended September 30, 2006, revenues from the Financial Institution division increased 1.6% to $399.1 million, compared to $392.9 million in pro forma 2005. Operating income increased to $61.0 million, compared to $54.1 million in the nine months pro forma 2005 period. Revenues from the Direct to Consumer division increased 3.3% to $75.3 million in the period, compared to $72.9 million in 2005. Operating income increased to $7.6 million, compared to $4.9 million in the nine months pro forma 2005 period.

      Clarke American will hold a conference call to discuss its third quarter 2006 results on Wednesday, November 15, 2006 at 9:30 a.m. EST (8:30 a.m. CST). The conference call will be available by dialing 866-254-5939 or 651-224-7497 (International) or via live webcast at WWW.CLARKEAMERICAN.COM. To access the webcast, click on "Company Information" and then "Earnings Call." A copy of this press release will be available under the "Press Release section of the Clarke American website at WWW.CLARKEAMERICAN.COM. For those unable to listen live, a replay of the call will be available by dialing 800-475-6701 (access code 846766) or 320-365-3844 (International) (access code 846766) after 12:00 p.m. CST, Wednesday, November 15th through Wednesday, November 22th.


ABOUT CLARKE AMERICAN

Clarke American Corp. is a leading provider of checks, related products and services, and marketing services. Clarke American Corp. serves financial institutions through the Clarke American and Alcott Routon brands and serves consumers and businesses directly through the Checks In The Mail and B(2)Direct brands. Clarke American Corp. is an indirect wholly owned subsidiary of M & F Worldwide Corp., a holding company that, in addition to Clarke American, wholly owns Mafco Worldwide Corporation, which is the world's largest producer of licorice extracts and related products.


FORWARD LOOKING STATEMENTS

      This press release contains forward looking statements that reflect management's current assumptions and estimates of future performance and economic conditions, which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties, many of which are beyond Clarke American's control. All statements other than statements of historical facts included in this press release, including those regarding Clarke American's strategy, future operations, financial position, estimated revenues, projected costs, projections, prospects, plans and objectives of management, are forward-looking  statements.  When  used  in  this  press  release,  the  words
"believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this press release. Although Clarke American believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this press release are reasonable, such plans, intentions or expectations may not be achieved. The factors which may cause Clarke American's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained in this press release include: 1) Clarke American's substantial indebtedness; 2) covenant restrictions under Clarke American's indebtedness that may limit its ability to operate its business and react to market changes; 3) the maturity of the principal industry in which Clarke American operates and trends in the paper check industry, including a faster than anticipated decline in check usage due to increasing use of alternative payment methods and other factors; 4) consolidation among financial institutions; 5) adverse changes among the large financial institution clients on which Clarke American depends, resulting in decreased revenues; 6) intense competition in all areas of Clarke American's business; 7) Clarke American's costs as a stand-alone company; and 8) interruptions or adverse changes in Clarke American's supplier relationships, technological capacity, intellectual property matters, and applicable laws.

      You should read carefully the factors described in Item 1A of the Annual Report which is included as an exhibit to M & F Worldwide's current report on Form 8-K furnished to the SEC on April 3, 2006 and the Clarke American's Prospectus filed with the SEC on May 2, 2006 for a description of risks that could, among other things, cause actual results to differ from these forward looking statements.

NON-GAAP FINANCIAL MEASURES

      In this release, Clarke American presents certain adjusted financial measures that are not calculated according to generally accepted accounting principles in the United States ("GAAP"). These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release because management believes they present information regarding Clarke American that management believes is useful to investors. The non-GAAP financial measures presented should not be considered in isolation from or as a substitute for the comparable GAAP financial measure.

      EBITDA represents net income before interest income and expense, income taxes, depreciation and amortization (other than amortization related to prepaid rebates). Clarke American presents EBITDA because it believes it is an important measure of its performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in Clarke American's industry.

      Clarke American believes EBITDA provides useful information with respect to its ability to meet its future debt service, capital expenditures, working capital requirements and overall operating performance although EBITDA should not be considered as a measure of liquidity. In addition, Clarke American utilizes EBITDA when interpreting operating trends and results of operations of its business.

      Clarke American also uses EBITDA for the following purposes: Clarke American's senior credit facilities use EBITDA (with additional adjustments) to measure compliance with covenants such as interest coverage and debt incurrence. Clarke American's executive compensation is based on EBITDA (with additional adjustments) performance measured against targets. EBITDA is also widely used by Clarke American and others in its industry to evaluate and price potential acquisition candidates. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. See below for a description of these limitations. Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to Clarke American to invest in the growth of its business.

      In addition, in evaluating EBITDA, you should be aware that in the future Clarke American may incur expenses such as those excluded in calculating it. Clarke American's presentation of this measure should not be construed as an inference that its future results will be unaffected by unusual or nonrecurring items.

      EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

      o it does not reflect Clarke American's cash expenditures, future requirements for capital expenditures or contractual commitments;

      o it does not reflect changes in, or cash requirements for, Clarke American's working capital needs;

      o it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on Clarke American's debt;

      o although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;

      o it is not adjusted for all non-cash income or expense items that are reflected in Clarke American's statements of cash flows; and

      o other companies in Clarke American's industry may calculate EBITDA differently from Clarke American, limiting its usefulness as a comparative measure.

      Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of Clarke American's business or as a measure of cash that will be available to Clarke American to meet its obligations. You should compensate for these limitations by relying primarily on Clarke American's GAAP results and using EBITDA only supplementally.

      Clarke American presents Adjusted EBITDA as a further supplemental measure of its performance. Clarke American prepares Adjusted EBITDA by adjusting EBITDA to reflect the impact of a number of items it does not consider indicative of Clarke American's ongoing operating performance. Such items include restructuring costs, certain non-operational items, stock-based compensation, group management fees charged by our former parents, certain stand-alone costs, an earnout related to our Alcott Routon acquisition and other non-cash adjustments. You are encouraged to evaluate each adjustment and the reasons Clarke American considers them appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future, Clarke American may incur expenses, including cash expenses, similar to the adjustments in this presentation. Clarke American's presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

For additional information contact:

Media:                                              Investor Relations:
LaRhesa Pollock                                     Ben Cosby
210-690-6498                                        210-694-1189
lpollock@clarkeamerican.com                         bcosby@clarkeamerican.com

NOTES

(1) Although Clarke American was not a separate stand-alone company during the nine months ended September 30, 2005, the accompanying financial statements have been prepared as if Clarke American had existed as a separate stand-alone company for such period. The financial information presented may not reflect the combined financial position, operating results and cash flows of Clarke American had it been a separate stand-alone entity during the nine months ended September 30, 2005. As a result of the acquisition by M & F Worldwide and the resulting change in ownership, Clarke American's operating results for the nine months ended September 30, 2006, the six months ended September 30, 2005 and the three months ended March 31, 2005 are presented as "Successor", "Predecessor (Honeywell)" and "Predecessor (Novar)" respectively:


                    CLARKE AMERICAN CORP. AND SUBSIDIARIES
                      CONSOLIDATION STATEMENTS OF INCOME
                                 (IN MILLIONS)
                                  (UNAUDITED)

                                                                                      PREDECESSOR
                                                                  SUCCESSOR           (HONEYWELL)
                                                                -------------        -------------
                                                                THREE MONTHS         THREE MONTHS
                                                                    ENDED                ENDED
                                                                SEPTEMBER 30,        SEPTEMBER 30,
                                                                    2006                 2005
                                                                -------------        -------------
      Net revenues.........................................     $  155.3             $  158.6
      Cost of revenues.....................................         96.7                102.0
                                                                -------------        -------------
      Gross profit.........................................         58.6                 56.6
      Selling, general and administrative expenses.........         36.1                 35.6
                                                                -------------        -------------
      Operating income.....................................         22.5                 21.0
      Interest income......................................          --                   0.6
      Interest expense.....................................        (15.4)                (0.8)
                                                                -------------        -------------
      Income before income taxes...........................          7.1                 20.8
      Benefit (Provision) for income taxes.................          0.2                 (8.5)
                                                                -------------        -------------
      Net income...........................................     $    7.3             $   12.3
                                                                =============        =============

                                                                           PREDECESSOR      PREDECESSOR      PREDECESSOR
                                                          SUCCESSOR        (COMBINED)       (HONEYWELL)        (NOVAR)
                                                        -------------     -------------    -------------      ---------
                                                         NINE MONTHS       NINE MONTHS
                                                            ENDED             ENDED          APRIL 1 -       JANUARY 1 -
                                                        SEPTEMBER 30,     SEPTEMBER 30,    SEPTEMBER 30,      MARCH 31,
                                                             2006             2005              2005            2005
                                                        -------------     -------------    -------------      ---------
      Net revenues...................................     $  474.4          $  465.8         $  311.4          $  154.4
      Cost of revenues...............................        294.1             295.7            204.6              91.1
                                                        -------------     -------------    -------------      ---------
      Gross profit...................................        180.3             170.1            106.8              63.3
      Selling, general and administrative expenses...        111.7             111.1             71.9              39.2
                                                        -------------     -------------    -------------      ---------
      Operating income...............................         68.6              59.0             34.9              24.1
      Interest income................................          --                0.9              0.8               0.1
      Interest expense...............................        (44.6)             (9.1)            (3.4)             (5.7)
                                                        -------------     -------------    -------------      ---------
      Income before income taxes.....................         24.0              50.8             32.3              18.5
      Provision for income taxes.....................         (6.4)            (20.6)           (13.1)             (7.5)
                                                        -------------     -------------    -------------      ---------
      Net income.....................................     $   17.6          $   30.2         $   19.2          $   11.0
                                                        =============     =============    =============      =========

(2) The following tables are a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the periods indicated (unaudited):


                                                                                   PREDECESSOR
                                                               SUCCESSOR           (HONEYWELL)
                                                             -------------        -------------
                                                              THREE MONTHS        THREE MONTHS
                                                                  ENDED               ENDED
                                                              SEPTEMBER 30,       SEPTEMBER 30,
                                                                  2006                2005
                                                             --------------       -------------
                                                                   (UNAUDITED, IN MILLIONS)
      Net income...........................................     $    7.3             $   12.3
      Interest expense, net................................         15.4                  0.2
      (Benefit) Provision for income taxes.................         (0.2)                 8.5
      Depreciation and amortization........................         13.5                 14.8
                                                             --------------       -------------
      EBITDA...............................................     $   36.0             $   35.8
      Adjustments:
      Restructuring (a)....................................          1.0                  1.1
      Group management fees (b)............................          0.3                  0.2

      Stand-alone costs (c)................................          --                  (0.7)
      Alcott Routon earnout (d)............................          0.3                  0.9
      Amortization of tenant finish-out allowances (e).....          --                    --
      Impact of purchase accounting adjustments (f)........         (0.1)                (0.1)

                                                             --------------       -------------
      Adjusted EBITDA......................................     $   37.5             $   37.2
                                                             ==============       =============

                                                                  PREDECESSOR        PREDECESSOR       PREDECESSOR
                                                 SUCCESSOR         (COMBINED)        (HONEYWELL          (NOVAR)
                                               -------------     -------------      -------------       ---------
                                                NINE MONTHS       NINE MONTHS
                                                   ENDED             ENDED            APRIL 1 -        JANUARY 1 -
                                               SEPTEMBER 30,     SEPTEMBER 30,      SEPTEMBER 30,       MARCH 31,
                                                    2006              2005              2005               2005
                                               -------------     -------------      -------------      ----------
                                                                     (UNAUDITED, IN MILLIONS)
      Net income............................     $   17.6          $   30.2          $   19.2            $   11.0
      Interest expense, net.................         44.6               8.2               2.6                 5.6
      Provision for income taxes............          6.4              20.6              13.1                 7.5
      Depreciation and amortization.........         40.7              35.3              29.6                 5.7
                                               -------------     -------------      -------------       -----------
      EBITDA................................     $  109.3          $   94.3          $   64.5            $   29.8
      Adjustments:
      Restructuring (a).....................          1.9               1.9               1.5                 0.4
      Group management fees (b).............          0.3               0.5               0.5                 --
      Stand-alone costs (c).................          --               (2.1)             (1.4)               (0.7)
      Alcott Routon earnout (d).............          0.7               1.8               1.8                 --
      Amortization of tenant finish out
         allowances (e).....................          --               (0.3)              --                 (0.3)
      Impact of purchase accounting
         adjustments (f)....................          1.1               4.7               4.7                 --
      Non-operational items (g).............          --                0.2               --                  0.2
      Stock-based compensation (h)..........          --                3.4               --                  3.4
                                               -------------     -------------      -------------       -----------
      Adjusted EBITDA.......................     $  113.3          $  104.4          $   71.6            $   32.8
                                               =============     =============      =============       ===========

(a) Reflects restructuring expenses, including adjustments, recorded in accordance with GAAP, consisting primarily of severance, post-closure facility expenses and other related expenses.

(b)   Group management fees charged for services rendered by parent company.

(c) The adjustment to the nine months ended September 30, 2005 reflects management estimates of additional costs as if Clarke American had operated as a separate, stand-alone entity during such period including costs to replace the legal, tax, risk management and other services provided by Clarke American's former parent companies and adjust the compensation of certain executives who, in connection with the acquisition by M & F Worldwide, have entered into employment agreements that became effective upon the completion of such acquisition.

(d) Reflects charges accrued under an earnout arrangement recorded as SG&A expense resulting from the 2004 purchase of Alcott Routon, Inc. The terms of the agreement call for all earned amounts, to a maximum of $3.0 million, to be paid in 2007.

(e)   Reflects  the  amortization  of  deferred   liabilities   resulting  from
      capitalized leasehold improvements paid for by landlords.

(f) Reflects the negative effect on net income primarily from the fair value inventory adjustment related to purchase accounting.

(g) Reflects gain/loss on non-ordinary course sales of fixed assets and sublease income related to facilities Clarke American has closed.

(h) Reflects non-cash charges incurred due to the accelerated vesting of stock options held by certain members of senior management under a plan terminated in March 2005. No officer or director currently owns any options or shares of Clarke American.